EXHIBIT 10(d)(5)
                                                 ----------------
                              March    , 1999

Mr.



Dear Mr.       :

This  letter  agreement shall serve to extend  the  term  of  the
agreement  (the "Agreement"), dated as of        , by and between
you and Overseas Shipholding Group, Inc. a corporation incorporated under the laws of Delaware with its principal office at 511 Fifth Avenue, New York, New York 10017, as set forth in
Section  2  of such Agreement, by amending the first sentence  of
Section 2 to read as follows:

     "This Agreement shall commence on the date hereof and shall expire on the earliest of (i) October 21, 2002, subject to the right of the Board of Directors of the Company (the "Board") and the Executive to extend it, provided that if a Change of Control takes place prior to October 21, 2002, the duration of this Agreement under this subpart (i) shall be until two (2) years after the Change of Control whether such two (2) year period ends before or after October 21, 2002;
     (ii) the date of the death of the Executive or retirement or other termination of the Executive's employment (voluntarily or involuntarily) with the Company prior to a Change of Control other than as a result of a termination by the Company without Cause (as defined below) or by the Executive for Good Reason (as defined below); or (iii) one hundred twenty (120) days after a termination by the Company without Cause or by the Executive with Good Reason if a Change of Control does not occur on or prior to such date."

All  other  terms  and  conditions contained  in  the  referenced
Agreement shall remain in full force and effect.

                              Very truly yours,

                              OVERSEAS SHIPHOLDING GROUP, INC.

                              By:
                                   ---------------------------
                              Title:
                                   ---------------------------

I agree and accept the above terms:

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